Exhibit 5.5

1 November 2007

To:          Danaos Corporation
                14 Akti Kondyli
                185 45 Piraeus
                Greece

Dear Sirs,

1.                                       We have acted as legal advisers in Singapore to Danaos Corporation (the “Company”) in connection with the filing of the Registration Statement on Form F-3 (the “Registration Statement”) under the U.S. Securities Act of 1933, as amended (the “Act”), with the U.S. Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the proposed offering and sale of (i) up to $1,000,000,000 aggregate principal amount of the Company’s debt securities (the “Debt Securities”), warrants, the Company’s common stock, preferred stock, purchase contracts and units, and (ii) up to 44,318,500 shares of the Company’s common stock that may be sold by or on behalf of certain selling stockholders of the Company or their donees, pledgees, transferees or other successors in interest. The Debt Securities may be guaranteed by the Company’s subsidiaries, including Lato Shipping (Private) Ltd. (the “Singapore Company”).

2.                                       This opinion is limited to Singapore law of general application at the date of this opinion, as currently applied by the courts of Singapore, and is given on the basis that it will be governed by and construed in accordance with the laws of Singapore. We have made no investigation of, and do not express or imply any views on, the laws of any country other than Singapore.

3.                                       For the purpose of this opinion, we have examined a copy of each of:

3.1                                 the Registration Statement;

3.2                                 the form of Indenture to be entered into by the Company, its subsidiaries and The Bank of New York, as Trustee;

3.3                                 the form of Subordinated Indenture to be entered into by the Company, its subsidiaries and The Bank of New York, as Trustee;

3.4                                 the Certificate of Incorporation and Memorandum and Articles of Association of the Singapore Company;

3.5                                 the resolutions of the Board of Directors of the Singapore Company passed on 1 November 2007 and the resolutions of the sole shareholder of the Singapore Company passed on 1 November 2007 (collectively, the “Resolutions”); and

3.6                                 such other documents and records as we have deemed necessary to examine in order that we may render this opinion.

In this opinion, the documents referred to in paragraphs 3.2 and 3.3 above are hereinafter called the “Documents”.

4.                                       Terms defined and references construed in the Registration Statement and Documents shall, unless otherwise defined herein or the context requires otherwise, have the same meaning and construction in this opinion.

5.                                       Except as stated above, we have not examined any contract, instrument or other document entered into by or affecting the Singapore Company or any of the corporate records of the Singapore Company and have not made any other enquiries concerning the Singapore Company.

6.                                       We have assumed:

6.1                                 that each of the Registration Statement and the Documents is within the capacity and powers of, and have been validly authorised by or on behalf of each party thereto (other than the Singapore Company);

6.2                                 that each of the Documents and any applicable supplemental indenture will have been validly authorised, executed and delivered by or on behalf of each party thereto prior to the issuance of any securities thereunder;

6.3                                 that each Document filed as an exhibit to the Registration Statement will be executed substantially in the form filed as an exhibit to the Registration Statement;

6.4                                 that the Trustee has the requisite organisational and legal power and authority to perform its obligations under the Documents and any supplemental indenture;

6.5                                 that (i) the definitive terms of any guarantee (the “Guarantees”) issued by the Singapore Company under the Registration Statement will have been established in accordance with the authorising resolutions of the Board of Directors of the Singapore Company; (ii) a supplemental indenture or an officer’s certificate with respect to such Debt Securities and the related guarantees will have been duly authorised, executed and delivered by the Company and the Singapore Company and, in the case of any supplemental indenture, the applicable Trustee; (iii) such Debt Securities will be authenticated by the applicable Trustee as provided in the applicable Document and any supplemental indenture with respect thereto; (iv) such Debt Securities and related Guarantees will be executed, issued and delivered by the Company and the Singapore Company respectively, (a) against receipt of the consideration for the Debt Securities approved by the board of directors of the Company and (b) as provided in the Documents and any supplemental indenture with respect thereto; (v) the Registration Statement, and any amendments thereto, will have become effective under the Act; (vi) a Prospectus Supplement will have been filed with the Commission describing the Debt Securities and the guarantees offered thereby and (vii) all Debt Securities and the related guarantees will be issued in compliance with applicable United States federal and state securities laws;

6.6                                 the genuineness of all signatures and seals on all documents and the completeness, and the conformity to original documents, of all copy or other specimen documents submitted to us;

6.7                                 that the information disclosed by the searches made on 1 November 2007 at the Accounting and Corporate Regulatory Authority in Singapore (the “ACRA”) against the Singapore Company is true and complete and that such searches did not fail to disclose any material information which had been delivered for filing but did not appear on the public file at the time of the searches;

6.8                                 that the information disclosed by the electronic Defendant’s Composite and Insolvency searches made on 1 November 2007 against the Singapore Company on the databases of the Supreme Court of Singapore is true and complete and that such searches did not fail to disclose any material information which had been delivered for filing but was not disclosed at the time of the searches;

6.9                                 that there are no provisions of the laws of any jurisdiction other than Singapore which would be contravened by the execution or delivery by the Singapore Company of the Guarantees and each Document and that, in so far as any obligation expressed to be incurred under each such Guarantee or Document is to be performed in or is otherwise subject to the laws of any jurisdiction other than Singapore, its performance of such obligation will not be illegal and such obligation will be valid and binding on and enforceable against the relevant party by virtue of the laws of that jurisdiction;

6.10                           that all authorisations, consents, approvals and orders required from any governmental or other authorities outside Singapore and all other requirements outside Singapore for the legality, validity and enforceability of each Guarantee or Document have been duly obtained or fulfilled and are and will remain in full force and effect and that any conditions to which they are subject have been satisfied;

6.11                           the legal, valid and binding nature of the obligations of each of the parties under the Registration Statement and the Documents under all applicable laws other than the laws of Singapore;

6.12                           the Resolutions were passed in accordance with the procedures set out in the Memorandum and Articles of Association of the Singapore Company, have not been rescinded or modified and remain in full force and effect and that no other resolution or other action has been taken which could affect the validity of the Resolutions;

6.13                           that when the Singapore Company enters into the transactions contemplated by the Registration Statement and the Documents:

(i)                                     it was solvent and able to pay its due debts;

(ii)                                  it was not engaged or about to engage in business for which its financial resources are unreasonably small; and

(iii)                               it did not incur an obligation knowing it would be unable to perform that obligation when called on to do so;

6.14                           that no party to any of the Registration Statement and the Documents is, or will be, engaging in misleading or unconscionable conduct or seeking to conduct any relevant transaction or associated activity in a manner or for a purpose not evident on the face of the Registration Statement and the Documents which might render any of the Registration Statement and the Documents or any relevant transaction or associated activity illegal, void or voidable;

6.15                           that in exercising the power of the Singapore Company to enter into each Guarantee or Document, undertake and perform the obligations expressed to be undertaken and performed by it under each Guarantee or Document, its Directors are acting in good faith and in furtherance of its substantive objects and for its legitimate purpose and that the entry into of each Guarantee or Document may reasonably be considered to have been in the interests, and for the commercial benefit, of the Singapore Company; and

6.16                        the correctness of all facts stated in the Registration Statement and each of the Documents (other than those stated below).

7.                                       Based on the foregoing and subject as mentioned herein, we are of the opinion that:

7.1                                 As at the date of this opinion, the Singapore Company is a company incorporated and existing in Singapore under the Companies Act, Chapter 50 of Singapore. The electronic Defendant’s Composite and Insolvency searches made on 1 November 2007 on the databases of the Supreme Court of Singapore and the searches made on 1 November 2007 at the ACRA revealed no application for or order or resolution for the winding-up of the Singapore Company and no notice of appointment of a receiver or judicial manager for the Singapore Company. Notice of a winding-up order made or resolution passed or a receiver or judicial manager appointed may not be filed at the ACRA immediately.

7.2                                 The Singapore Company has the necessary corporate power under its Memorandum and Articles of Association to enable it to execute and perform its obligations under the Guarantees and each of the Documents and has taken all necessary corporate action required under the laws of Singapore to authorise its execution of, and the performance by it of its obligations under, the Guarantees and each of the Documents.

7.3                                 The execution, delivery and performance by the Singapore Company of the Guarantees and each of the Documents to, does not violate its Memorandum and Articles of Association nor any existing provision of any Singapore law applicable to Singapore companies generally.

7.4                                 The Guarantees when issued, will constitute the legal, valid, binding and enforceable obligations of the Singapore Company entitled to the benefit of the applicable Document under the laws of Singapore.

8.                                       The term “enforceable” as used above means that the obligations assumed or to be assumed by the Singapore Company under each of the Documents are of a type which the Singapore courts enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:

8.1                                 enforcement may be limited by bankruptcy, insolvency, liquidation, reorganisation and other laws of general application relating to or affecting the rights of creditors;

8.2                                 enforcement may be limited by general principles of equity - for example, equitable remedies may not be available where damages are considered to be an adequate remedy;

8.3                                 claims may become barred under the Limitation Act, Chapter 163 of Singapore or may be or become subject to defences of set-off or counterclaim; and

8.4                                 where obligations are to be performed in a jurisdiction outside Singapore, they may not be enforceable in Singapore to the extent that performance would be illegal or contrary to public policy under the laws of that jurisdiction.

9.                                       In addition, this opinion is subject to the following qualifications:

9.1                                 provisions in any of the Guarantees and the Documents providing for the payment of additional or an increased rate of interest may not be enforceable if any such provisions amount to a penalty under Singapore law;

9.2                                 any provision in any of the Guarantees and the Documents which involves an indemnity for the costs of litigation is subject to the discretion of the Singapore court to decide whether and to what extent a party to the litigation should be awarded the costs incurred by it in connection with the litigation;

9.3                                 where a party is to perform an obligation in a jurisdiction other than Singapore, a Singapore court will not enforce that obligation to the extent that its performance would be illegal by the laws of that jurisdiction;

9.4                                 any term of an agreement may be amended orally by all the parties notwithstanding any provisions to the contrary in any of the Guarantees and the Documents;

9.5                                 any provision in any of the Guarantees and the Documents providing for the severance of any provision which is illegal, invalid or unenforceable may not be effective - it depends on the nature of the illegality, invalidity or unenforceability in question;

9.6                                 under any of the Guarantees and the Documents, where any person is vested with discretion or may determine a matter in its opinion, Singapore law may require that such discretion is exercised reasonably or that such opinion is based on reasonable grounds;

9.7                                 we give no opinion on tax matters and in particular give no opinion on the tax consequences of any transaction contemplated by any of the Guarantees and the Documents or any related document; and

9.8                                 duties to enter into negotiations and further agreements (including but not limited to those in relation to the Guarantees and the Documents and any other documents which are currently contemplated or which have been entered into but which are incomplete) in due course may not be effectively enforceable.

This opinion is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matter or document in connection with the Guarantees and the Documents, any other document mentioned in the Registration Statement or the Documents or any other document signed in connection therewith.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Yours faithfully

/s/ Allen & Gledhill

Allen & Gledhill LLP